UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2006

The Bank Holdings
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-50645	90-0071778
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9990 Double R. Blvd., Reno, Nevada		89521
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	775.853.8600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2006 The Bank Holdings added two new Directors to the Board of The Bank Holdings, in accordance with the Agreement to Merge and and Plan of Reorganization dated May 17, 2006 providing for the merger of NNB Holdings with and into The Bank Holdings and Northern Nevada Bank being merged with and into Nevada Security Bank. Each of these individuals had previously served as members of the Boards of Northern Nevada Bank, and Northern Nevada Holdings.

These two new Directors are Lance Faultich and Mark Knobel. Each of these individuals joins the Board as an "independent" director, as defined by NASDAQ. Their Committee assignments have not yet been determined.

Neither individual has been involved in any related party transaction, within the meaning of Item 404(a) of regulation S-K with The Bank Holdings, or any of our subsidiaries.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank Holdings

November 20, 2006	By:	Jack B. Buchold

Name: Jack B. Buchold
Title: Chief Financial Officer